THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THE SECURITIES REPRESENTED BY THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

NO. 2	US$1,300,000

SOUTHERN STAR ENERGY INC.

10% CONVERTIBLE DEBENTURE

Section 1.	General.

FOR VALUE RECEIVED, Southern Star Energy Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Gobbet Management Inc., or its registered assigns (the “Purchaser”), the principal sum of ONE MILLION THREE HUNDRED THOUSAND UNITED STATES DOLLARS (US$1,300,000), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest thereon at a rate equal to 10% (the “Interest Rate”) per annum, simple interest computed on the basis of the actual number of days elapsed and a year of 360 days comprised of twelve 30 day months. Unless earlier converted in accordance with Section 4, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be payable on demand following the earlier of (i) September 18, 2009 (the “Maturity Date”) or (ii) when such amounts become due and payable as a result of, and following, an Event of Default in accordance with Section 2. The Company may repay all but not less than all of the principle amount, or principle amount remaining, of this Debenture, together with all accrued interest thereon, with thirty (30) days written notice received by the Purchaser (the “Repayment Notice”). Upon receipt of the Repayment Notice, the Purchaser shall have ten (10) days to convert all but not less than all the principle amount, or principle amount remaining, of this Debenture, together with all accrued interest thereon, by delivering the Conversion Notice (as hereinafter defined), to the Company. Upon expiration of ten (10) days following receipt of the Repayment Notice, the Purchaser shall lose all right to convert the principle amount, or principle amount remaining, of this Debenture, together with all accrued interest thereon. Except as otherwise provided herein, all payments required to be made hereunder, if any, shall be made in such coin or currency of the United

States as at the time of payment shall be legal tender therein for the payment of public and private debts. Interest shall accrue on the unpaid balance of the principal amount of this Debenture (without any compounding) from and including the date hereof to, but excluding, the date on which the principal amount of this Debenture is paid in full (or converted in accordance with Section 4 hereof) and shall be payable on the Maturity Date, unless (i) the Company repays the principle amount, plus any accrued interest, prior to the Maturity Date or (ii) the Purchaser converts the principle amount, plus any accrued interest, prior to the Maturity Date. The payment of interest on the Maturity Date shall be payable in Shares valued at the Conversion Price each as defined in, and in accordance with, Section 4(a) hereof. No fractional Shares shall be issued upon payment of interest under this Debenture. Upon payment of interest of this Debenture at the Maturity Date or when such interest becomes due and payable as a result of, and following, an Event of Default in accordance with Section 2 hereof, the Company shall pay to the Purchaser the amount of interest that is not paid by the issuance of the Shares in lieu of the Company issuing any fractional Shares to the Purchaser.

Section 2.	Defaults.

The occurrence of any of the following shall constitute an “Event of Default” under this Debenture:

(a)          the Company shall fail to pay (i) when due any principal or interest payment hereof on the due date hereunder or (ii) any other payment required under the terms of this Debenture on the date due;

(b)          the Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Debenture and such failure shall continue for ten (10) days after written notice thereof is delivered to the Company;

(c)          any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Purchaser in writing in connection with this Debenture shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d)          the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)          proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

Section 3.	Rights Of Purchaser Upon Default.

Upon the occurrence or existence of any Event of Default and following the expiry of any applicable grace periods (other than an Event of Default referred to in Section 2(e) hereof) and at any time thereafter during the continuance of such Event of Default, the Purchaser may, by written notice to the Company, declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 2(e) hereof, immediately and without notice, all outstanding amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Purchaser may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

Section 4.	Conversion.

(a)          Purchaser Conversion. At any time, and from time to time, the Purchaser may, at its sole and exclusive option by delivering to the Company a conversion notice in the form attached hereto as Annex A (the “Conversion Notice”), convert all or any part of the principal (plus accrued but unpaid interest thereon) outstanding under this Debenture into shares of common stock in the capital of the Company (the “Shares”) at a conversion price per Share equal to US$0.50 (the “Conversion Price”). Each Share converted under this Debenture will be issued as fully paid and non-assessable. The Conversion Price shall be subject to adjustment as provided in Section 5 hereof. The Purchaser shall convert a minimum of US$10,000 of principal for any conversion pursuant to this Section 4(a).

(b)          Mechanics and Effect of Conversion. No fractional Shares shall be issued upon conversion of this Debenture. Upon the conversion of the entire principal outstanding under this Debenture (and any accrued interest thereon), in lieu of the Company issuing any fractional Shares to the Purchaser, the Company shall pay to the Purchaser the amount of outstanding principal (and any accrued interest thereon) that is not so converted. The Purchaser shall not be required to deliver the original Debenture in order to effect a conversion thereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Debenture and issuance of a new Debenture representing the remaining outstanding principal amount. Upon surrender of this Debenture following one or more partial conversions, the Company shall promptly deliver to the Purchaser a new Debenture representing the remaining outstanding principal amount. At its expense, the Company shall, as soon as practicable but in no event more than ten (10) business days after conversion of this Debenture pursuant to Section 4, issue and deliver to the Purchaser at such principal office a certificate or certificates for the number of Shares to which the Purchaser shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Purchaser is entitled upon such conversion under the terms of this Debenture.

(c)          Payment Of Expenses And Taxes On Conversion. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution,

issuance and delivery of stock certificates and new debentures pursuant to this Section 4, except that, in the event such stock certificates or new debentures shall be registered in a name or names other than the name of the holder of this Debenture, funds sufficient to pay all stock transfer fees, which shall be payable upon the execution and delivery of such stock certificate or certificates or new debentures, shall be paid by the holder thereof to the Company at the time of delivering this Debenture to the Company upon conversion.

Section 5.	Conversion Price Adjustments.

(a)          Adjustment For Stock Splits And Combinations. If the Company shall at any time or from time to time after the date of original issuance of this Debenture (the “Date of Original Issue”) effect a subdivision or reverse stock split of the outstanding Common Stock, the Conversion Price in effect immediately before a subdivision shall be proportionately decreased, and, conversely, the Conversion Price in effect immediately before a reverse stock split shall be proportionately increased. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the subdivision or reverse stock split becomes effective.

(b)          Adjustment For Common Stock Dividends And Distributions. If the Company at any time or from time to time after the Date of Original Issue issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable solely in additional shares of common stock, the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction (i) the numerator of which is the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(b) to reflect the actual payment of such dividend or distribution.

(c)          Adjustments For Other Dividends And Distributions. If the Company at any time or from time to time after the Date of Original Issue issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of common stock or in other property, in each such event provision shall be made so that the Purchaser shall receive upon conversion hereof, in addition to the number of shares of common stock receivable hereupon, the amount of securities of the Company or other property which such Purchaser would have received had this Debenture been converted into common stock on the date of such event and had it thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Purchaser or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(d)          Adjustment For Reclassification, Exchange And Substitution. If at any time or from time to time after the Date of Original Issue, the common stock issuable upon the conversion of this Debenture is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or reverse stock split or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then in any such event the Purchaser shall have the right thereafter to convert this Debenture into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of common stock into which this Debenture could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(e)          Certificate Of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of common stock or other securities issuable upon conversion of this Debenture, the Company, at its own expense, shall cause its Secretary or Treasurer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Purchaser at the Purchaser’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(f)           Notices Of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Purchaser at least 20 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of common stock (or other securities), shall be entitled to exchange their shares of common stock (or other securities), for securities or other property deliverable upon such reorganization, reclassification transfer, consolidation, merger, dissolution, liquidation or winding up.

Section 6.	Exchange or Replacement of Debentures.

(a)          The Purchaser may, at its option, in person or by duly authorized attorney, surrender this Debenture for exchange, at the principal business office of the Company, and receive in exchange therefore, a new Debenture in the same principal amount as the unpaid principal amount of this Debenture and bearing interest at the same annual rate as this Debenture, each such new Debenture to be dated as of the date of this Debenture and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Purchaser may designate in writing; provided that any such transfer of this Debenture complies with all applicable securities laws.

(b)          Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Debenture, if mutilated, the Company will deliver a new Debenture of like tenor in lieu of this Debenture. Any Debenture delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Debenture.

Section 7.	Attorneys’ and Collection Fees.

Should the indebtedness evidenced by this Debenture or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Purchaser in collecting or enforcing this Debenture.

Section 8.	Waivers.

The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Debenture. No delay by the Purchaser in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Purchaser and then only to the extent set forth therein.

Section 9.	Amendments.

Subject to the provisions of the Subscription Agreement dated September 18, 2007 (the “Subscription Agreement”), between the Company and the Purchaser, this Debenture may not be amended without the express written consent of both the Company and the Purchaser.

Section 10.	Governing Law.

This Debenture shall be deemed to be made under and shall be exclusively construed in accordance with the laws of the Province of British Columbia without giving effect to the principles of conflict of laws thereof.

Section 11.	Successors and Assigns.

The rights and obligations of the Company and the Purchaser under this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Notwithstanding the foregoing, neither this Debenture nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Purchaser.

Section 12.	Transfer to Comply with Securities Laws.

This Debenture may not be assigned, sold or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable federal, state and provincial securities laws and the terms and conditions hereof.

Section 13.	Notices.

All notices, requests, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties listed below:

(a)	If to the Company:	Southern Star Energy Inc. 307-1178 Hamilton Street Vancouver, British Columbia Canada V6B 2S2 Attention: Eric Boehnke Telephone: 604-484-2405 Facsimile: 604-484-2403
	with a copy to:	Clark Wilson LLP Barristers and Solicitors 800-885 West Georgia Street Vancouver, BC, Canada V6C 3H1 Attention: Cam McTavish Telephone: 604-687-5700 Facsimile: 604-687-6314

(b)	If to the Purchaser:	At the address set out on the signature page

Each such notice, request or other communication shall be effective (i) upon receipt (provided, however, that notices received on a Saturday, Sunday or legal holiday recognized in the Province of British Columbia, Canada, or after 5:00 p.m. on any other day will be deemed to have been received on the next business day), if given by legible facsimile transmission with proof from sender of confirmation of receipt, or (ii) if given by any other means, when delivered at the address specified in this Section 12.

Section 14.	No Rights of Stockholders.

Except as otherwise provided herein, this Debenture shall not entitle the Purchaser to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of common stock in accordance with the terms hereof.

Section 15.	Entire Agreement.

This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 16.	Headings.

The headings used in this Debenture are used for convenience only and are not to be considered in construing or interpreting this Debenture.

Section 17.	Electronic Means

Delivery of an executed copy of this Debenture by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Debenture as of the date hereinafter set forth.

Section 18.	Currency

Unless expressly stated otherwise, all funds expressed in this Debenture are stated in United States dollars.

Section 19.	Restrictions on Shares

The Shares issuable upon conversion of this Debenture may not be sold or transferred unless (a) the Shares, first shall have been registered under the Securities Act and applicable state securities laws, or (b) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from registration requirements of the Securities Act, or (c) the Shares, are sold under Rule 144 under the Securities Act. Except as otherwise provided in the Subscription Agreement, each certificate for the Shares issuable upon conversion of this Debenture that has not been so registered and that has not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

Upon the request of the Purchaser of a certificate representing any Shares issuable upon conversion of this Debenture, the Company shall remove the foregoing legend from the certificate and issue to the Purchaser a new certificate free of any transfer legend, (a) if without an effective registration statement with such request, the Company shall have received either (i) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (ii) satisfactory representations from the Purchaser that the Purchaser is eligible to sell such security under Rule 144 or (b) a registration statement under the Securities Act covering the resale of such securities is in effect.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by its duly authorized officer as of the date indicated below.

Date: September 18, 2007

SOUTHERN STAR ENERGY INC.

By:	/s/ Eric Boehnke
Name: Eric Boehnke
Title: President, Secretary and Treasurer

Debenture No.	2
Amount:	US$1,300,000
Purchaser Name:	Gobbet Management Inc.
Address:	Postfach 837 Imalteiin Riett 22 9494 Schaan
Telephone:	423.237.2810
Facsimile:	423.237.2819

ANNEX A

NOTICE OF CONVERSION

(To be executed by the Purchaser in order to Convert the Debenture)

TO:	SOUTHERN STAR ENERGY INC.

The undersigned hereby irrevocably elects to convert US$_______________________ of the principal amount of the Debenture effective as of September 18, 2007 between the Company and Gobbet Management Inc., into shares of common stock in the capital of the Company according to the conditions stated therein, as of the conversion date written below. All capitalized terms used herein shall have the meanings assigned thereto in the Debenture.

Conversion Date:	____________________________________________________
Applicable Conversion Price:	US$
Amount to be converted:	US$
Number of Shares of common stock to be issued:	____________________________________________________
Amount of Debenture unconverted:	Principal: US$
Please issue the Shares of common stock in the following name and to the following address:	____________________________________________________ ____________________________________________________
____________________________________________________

Signature of the Holder:	____________________________________________________
Name:
Address:
____________________________________________________

Phone Number:

A-1

CW1451308.3